Exhibit 4.4

Due Diligence Report

Profile [x] Inc.

First Filter

Market Potential

How does this proposition make a difference for suppliers and customers in this market?

For suppliers, Profile [x] provides a revolutionary vehicle to showcase their products.  Suppliers for the large screens, for example, are keen to be the first in line for their product to be used.

Customers are the ones profoundly affected by this product with quantifiable benefits in the following:

➢

Cost reduction: Due to efficiencies accomplished by its all-in-one design, speed and mobility, customers will see a cost reduction on each front.

➢

Complexity reduction:  Single point of contact for stage, sound, lights, video, and broadcast.

➢

Dramatic increase in convenience due to mobility of components internationally and speed of set up and takedown.

Ability to Win

How likely is it that this company will win in this marketplace?

It is difficult to assess at this point.  Main assets are in concept, network, and quality of players involved in design and engineering.  Given the ability to hire key managers to execute, the company has a running start because of the marketing headway already developed.

Competitive Landscape

Numerous mobile stage companies exist, though one in particular comes close.  The competitors are fairly entrenched in their local area, though few are international players:

Names of competitors:

➢

Closest competitor is STAGELINE

o

Stageline is a Quebec company that produces mobile stages.

o

15 years old

o

Fastest deployed product is 30 minutes using 1 technician, very simple stage and backdrop

Barriers to entry include patents pending and trademark, though customer network and performance record are also key assets required to win.

Relative bargaining power is held by the company over both suppliers and customers due to the sheer demand of the product once it is built.

How much head start does the company have?

The company’s significant head start comes from two areas:

➢

Concept and design: Approximately 1 year was put into the concept to proof-of-concept track.

➢

Marketing:  The Company has made extensive headway in building interest for its product in many of its target markets.  There is no shortage of market once the product is built.

Team

Can this team deliver the required results?

The shortage of management vis-à-vis the accomplishments to date is a reflection of the capacity of Profile [x]’s management to manage its resources, extend its reach globally, and execute its plan effectively.

Without a doubt, the team must be built up to include industry experts and management professionals who can execute as effectively as its current management.

Included in the team are industry leaders who participated in the engineering, design, and proof of concept studies.

Basic Principles

Can anyone make money from this space?

Given its compelling value to customers, the demand for such a product far exceeds any realistic saturation point for the next decade.

The succeeding company must have a good handle on the cost drivers and how they affect he scalability of the business.  Profile [x] has ensured that industry leaders who are on the team studied its cost drivers.

Can this entrepreneur make money from this space?

The key assets are in the design and engineering, distribution and marketing of the product.  Profile [x] is not in shortage of either.

This entrepreneur must take the next step to ensure his core team can execute on the plan once financing has been confirmed.

What are the milestones achieved to date?

1.

Evolution of concept for Stage [x] to encompass multiple uses in multiple industries

2.

Evolution of design of Stage [x] to include a simultaneous broadcast capability

3.

Completion of business plan written by CIBC, a credible third party

4.

Completion of proof-of-concept by John Piper, also a credible third party

5.

Confirmation by the Canadian Government (through IRAP) to release a grant of $68,000.00, prior to which screening by the Canadian Institute of Marketing Intelligence (CIMI) had to be completed to acknowledge existence of a market for the product

6.

Patents and trademarks in place

Second Filter

Financial Analysis Overview

Scenario 1:

Profile [x] Proforma (Five year horizon)

1.

ROE

71.70%

2.

NPV

$3,517.92

3.

Payback Period

3.6 years

4.

IRR

51%

Yr 1

Yr 2

Yr 3

Yr 4

Yr 5

Gross Revenues

$6,694

$13,860

$25,515

$40,365

$52,763

EBIT

$2,053

$5,425

$12,098

$21,435

$29,161

Net Income

$1,461

$2,848

$  6,351

$11,253

$15,310

Scenario 2:  Adjust total leased days for all units –20% (Five year horizon)

1.

ROE

63.98%

2.

NPV

$1,558.11

3.

Payback Period

4.23 years

4.

IRR

28%

Yr 1

Yr 2

Yr 3

Yr 4

Yr 5

Gross Revenues

$5,355

$11,088

$20,412

$33,608

$45,045

EBIT

$   981

$  3,206

$  7,811

$15,624

$22,524

Net Income

$   898

$  1,683

$  4,101

$  8,203

$11,825

Scenario 3:  Adjust lease price for all units –20% (Five year horizon)

1.

ROE

64.37%

2.

NPV

$1,567.56

3.

Payback Period

4.13 years

4.

IRR

30%

Yr 1

Yr 2

Yr 3

Yr 4

Yr 5

Gross Revenues

$5,591

$11,561

$20,200

$33,440

$43,560

EBIT

$1,171

$  3,584

$  8,473

$15,479

$21,247

Net Income

$   998

$  1,882

$  4,448

$  8,127

$11,155

Analysis Method:

1.

Breakdown revenue streams

2.

Identify current assumptions defining each stream

3.

Assess & analyze assumptions

4.

Call potential customers/end users/beneficiaries of the product:

a.

Verify existence of relationship

b.

Verify any LOI or letters of support written

c.

Verify market-size claims and potential use of product

5.

Conclusion

Revenue Streams

1.

Leases of stage

a.

Target lease price: US$20,000.00 per stage per day

2.

Leases of Broadcast unit

a.

Target lease price: US$10,000.00 per unit per day

3.

Advertising panels on stage

4.

Revenue share of advertising panels on stage with producer of event.

a.

Target income: US$5,000.00 per stage per day

Current Assumptions

1.

Leases of stage

a.

157.5 days of lease per year per stage

b.

2 stages built per year

c.

In the first year, second stage only gets 78.75 days of lease due to its delay in construction

d.

$2,500.00 increase in rental rate per day per stage every year

e.

Assume that market tolerance for the lease price is acceptable

2.

Lease of Broadcast unit

a.

78.75 days of lease per year per unit

b.

1 unit built first year, 1 unit built year 3, 1 unit built year 4, 2 units built year 5.

c.

$1,000.00 increases in rental rate per day per unit every year.

d.

Assume that market tolerance for the lease price is acceptable

3.

Advertising panels on stage

a.

Since connected to stage, same days of lease per year as stage (157.5 days) and also same construction rate as stage.

b.

$5,000.00 figure given by “payforview.com”, PayForView.com is a publicly traded, (OTC: PAYV) web-based entertainment company that will distribute movies, music, sports and live events direct to viewers on a pay-for-view, retail and e-commerce basis. The company is in the process of acquiring content and creating programming for broadcast specifically over the Internet. Additionally, the company has several off-line interests. Voyager International Entertainment is currently packaging several motion picture projects for production and Avalon Entertainment is the company's foreign sales division for these projects.

c.

The $5,000.00 income is seen to be the minimum because of the very lucrative and high-stakes advertising on many of the Profile [x] target markets; F1 and other races, concerts, speeches, Olympics, other sporting events.

d.

It is assumed that Profile [x] can negotiated a shared revenue for the opportunity for sponsors to be well exposed during the award ceremonies or during the main event, should the stage be used for concerts.

Analysis of Assumptions

1.

Leases of stage

a.

157.5 days of lease per year per stage. Stage costs US$1.4M to build, including the detailed engineering.  At $20,000.00 lease rate per day per stage, the breakeven number of leased days is 70.  This figure does not include the income from the broadcast unit or the advertising. If included, the breakeven number of leased days is 40.

b.

2 stages built per year Fair construction schedule

c.

In the first year, second stage only gets 78.75 days of lease due to its delay in construction Fair.

d.

$2,500.00 increases in rental rate per day per stage every year Fair.

e.

Assume that market tolerance for the lease price is acceptable. It is assumed that the $20,000.00 lease price CUTS the cost of the end-user, who no longer has to pay for large numbers of manpower and equipment to erect a similar stage.

NOTE:  This assumption is further assessed through conversations with the clients, distributors, licensees, and/or end users of the stage.

2.

Lease of Broadcast unit

a.

78.75 days of lease per year per unit. Given that not all events that require the Profile X stage will need broadcasting, it is wise that they only count 78 days rather than 157 as their leased out days per unit per year.

b.

1 unit built first year, 1 unit built year 3, 1 unit built year 4, 2 units built year 5. Also a wise strategy, to ensure that there is indeed a market for the broadcast unit.

c.

$1,000.00 increases in rental rate per day per unit every year. Fair.

3.

Advertising panels on stage

a.

Since connected to stage, same days of lease per year as stage (157.5 days) and also same construction rate as stage.

b.

$5,000.00 figure given by “payforview.com”.

a.

The $5,000.00 income is seen to be the minimum because of the very lucrative and high-stakes advertising on many of the Profile (X) target markets; F1 and other races, concerts, speeches, Olympics, other sporting events.

b.

It is assumed that Profile [x] can negotiated a shared revenue for the opportunity for sponsors to be well exposed during the award ceremonies or during the main event, should the stage be used for concerts.

This is probably the most ambiguous number to pin down.  Given that it is all negotiable, with the producers of F1 and other events, all that can be determined is IF this kind of arrangements have been done in the past with sub-contractors or suppliers of the stage and / or billboards along the track.

Call potential customers/end users/beneficiaries of the product

➢

John Piper – Managing Director, Piper International Group

o

Method:  Phonecall February 6, 2001

o

Piper prepared an 80 page proof-of-concept study.

o

Conclusion:  Yes, do-able.  Structural study, deployment time, generators, hydraulics, telescoping, canopy, pods, pa system, lighting, etc all functional as designed

o

Next step needed is the detail design engineering, which was not in their contract, but which they would love the opportunity to do.

o

Piper International Group is part owned by a media group involved in outdoor event and TV production, record promos etc.

▪

As such, John Piper is motivated to be involved in this project in one way or another.  He believes in the concept 100% and will support any questions I may have in the future as well as now.

➢

David Cawthorne & Dan Amlaw – Partners, Inside Line Media

o

Method: Phone calls (one call each) February 6, 2001

o

Cawthorne is a strong supporter of the project and believes the product can be immediately leased to any number of his clients and promotions.

o

His budget for a single promotion, as an example, is UK Pounds 450,000.00, which can easily fit the cost of leasing both the stage and the broadcast unit.

o

He also believes there will be a significant cost savings because of all the peripheral costs direct and indirect to setting up stages.

➢

Tim Hailman – Promotions Director, Campbell Europe

o

Method: Phonecall February 6, 2001

o

Formerly with F1 Ferrari team and also with F1 Jaguar team.

o

Says his CEO, Peter Harrison, is “extremely interested in the project”

o

He believes the concept has a large demand because of its versatility.  But in the sporting industries alone, there is a good enough market: All    the levels and types of motor racing, Olympics, etc

o

He believes that if F1 uses the stage, numerous other applications will stem from there because many captains of industry are fans of F1: Music industry, as an example.

➢

Aris Anagnostopoulos

o

Method: Phonecall February 6, 2001

o

Involved or connected tightly with Olympics and Cultural Olympics

o

Believes that in the Olympics and the Cultural Olympics alone, there is a need for this stage in many applications.

➢

Mike Eng – Sales Manager, Lighthouse Tech

o

Method: Phonecall February 6, 2001

o

Supplier of Toshiba screens

o

Believes Interactive element of stage to be best feature

o

Believes there is a strong market for such a stage

➢

Mervyne Edgecombe

o

Biggest weakness in Profile [x] is lack of management for opporations.

o

PR company seeking distribution rights for EU together with Mike O’Neale Modern Media and Brandwidth

o

Has tremendous potential in a niche

o

Events, roadshows and exhibition market is more lucrative than F1

o

Stage is not a replacement for major rock concerts, rather it fills a need for smaller more mobile exhibits/events

o

Believes he can easily use this stage 200 days a year, can even push limit up to 230 days

o

Plans to heavily market it as a new phenomenon and charge a premium during the first two years

➢

Dan Fraser – President Nettwerk Management

o

Method: Phonecall February 7, 2001

o

Concert promotions, artist representation, PR

o

Believes uses in music industry are limited due to load bearing limitations on canopy and requirement for concerts to have lights etc

o

Practicality is great, but functionality for music limited

o

Sound limitations

➢

Peter Pallai –CEO, Esprit Inc.

o

Method: Phonecall February 9, 2001

o

Has coordinated 3 events for the Queen of England, McLaren, and Cirque du Soleil

o

Would like to be in a position to market and coordinate logistics of stage.

➢

Peter McCoppin – Conductor / Investor

o

Investor having bought 2 “units”

o

Believes can use stage at least 140 days a year

o

Broadcast unit is a huge benefit

o

Presidential campaigns can use the stage

o

Biggest weakness: no prototype yet

➢

Denny Young – VP Marketing, IMG (Int’l Management Group)

o

Method: Phonecall February 12, 2001

o

Believes concept is great, but that Profile X must go straight to the sources of events:  F1, Olympics etc NOT through promoters as they have no budget for stages like this

SWOT analysis

Strengths:

➢

Ingenious product servicing a wide variety of applications with just one design or with slight modifications to the design

➢

Steve Rappard is highly networked and respected in the space he intends to market Stage X

➢

Many potential customers are already eagerly awaiting a prototype

➢

Target market plans ahead of their events, thus giving Profile X the benefits of advance planning

➢

Mobility of the product by-passes any economic, political or social boundaries of any particular area

Weaknesses:

➢

Management very thin and not balanced

➢

Product prototype costs US$2.5M, which is a very expensive piece of inventory should anything go wrong

➢

There is no product to market yet

➢

Some concerns about the leased price of the stage

➢

All supporting documents, LOI’s etc are not etched in stone and are therefore subject to renegotiation or cancellation.

➢

Six months, at least, before a prototype is built and tested

Opportunities:

➢

Very large apparent demand for a fast and versatile stage

➢

No other competitor has a product with the features, speed, and multimedia capacity than Stage X

Threats:

➢

Design is not yet patented (pending still)

➢

Technology not new, so competitors can “piece it together”

Five Forces Analysis

Supply Side:

➢

Suppliers eager to provide equipment and services to showcase their products in a cutting edge product

➢

Supplier leverage low due to many choices

Buy Side (Customers):

➢

Demand created surpasses the supply and places the bargaining power in the hands of Profile [x]

➢

The multiple industry targets provide Profile [x] with sufficient options to choose the most profitable and high profile industries first, and individual events/end users within those industries.

New Entrants:

➢

Barriers to entry such as patents pending, trademarks, and deep industry market penetration will keep this risk fairly controlled.

➢

However, sheer market size for the revolutionary concept of high precision and high-speed deployment of mobile stages will make this industry a much more fragmented one than it is today.  These opportunities will invite new players to the scene.

New Products:

➢

There is always a risk of product replacement with a completely new technology.  However, given the size of the potential market, there is at least a 7 to 10 year window to capitalize on Profile [x]’s product and offshoot products.

Existing Competitors

➢

Perhaps the biggest risk of all because of the capital, experience, and network to develop a similar product and compete directly with Profile [x].

➢

Barriers to entry, once again, do provide a buffer, but it is imperative that Profile [x] ramp up its production capabilities and market penetration almost immediately upon the production of the first stage.

Marco X. Delgado

Confidential                                                                                                      3/1/2006